UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2016

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2016, Evoke Pharma, Inc. (the “Company” or “Evoke”) entered into a Third Amendment to the Loan and Security Agreement with Square 1 Bank, a division of Pacific Western Bank, dated May 28, 2014 (the “Third Amendment”), which changed certain terms of the Company’s credit facility with Square 1 Bank.  Pursuant to the Third Amendment, with respect to the Company’s Phase 3 clinical trial of EVK-001, the covenant regarding results has been changed such that the Company is required to receive positive results on or before September 30, 2016.   In addition, prior to the Company’s receipt of positive results from its Phase 3 clinical trial, it must either maintain a ratio of its cash at Square 1 Bank to its cash burn over the preceding month of at least 4.00 to 1.00, or it must deliver evidence of a forthcoming financing or strategic partnership arrangement to Square 1 Bank, in each case in an amount satisfactory to Square 1 Bank.   All other terms and provisions of the credit facility remain unchanged.

The Third Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On March 1, 2016, the Company announced that it has enrolled 186, or 93%, of the 200 subjects needed to complete its Phase 3 clinical trial of EVK-001.  The Company expects to randomize the remaining subjects in the near term.  The Company estimates that its current cash and cash equivalents will support its operations through October 2016, which includes the reporting of Phase 3 clinical trial results for EVK-001.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement dated February 29, 2016

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company’s judgment as of the date of this report. Such forward-looking statements include statements regarding the sufficiency of Evoke’s current funding to support its operations through October 2016 and the enrollment completion of Evoke’s ongoing Phase 3 clinical trial of EVK-001 and the timing of data from the trial. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited, to: the inherent risks of clinical development of EVK-001, including delays in enrollment and completion of the Phase 3 trial as well as potential delays in any other clinical trials and studies; Evoke is entirely dependent on the success of EVK-001, for which it has commenced a Phase 3 clinical trial and male companion trial, and Evoke cannot be certain that it will be able to obtain regulatory approval for, or successfully commercialize, EVK-001; the results observed in female patients with symptoms associated with acute and recurrent diabetic gastroparesis in Evoke's Phase 2b clinical trial of EVK-001 may not be predictive of the safety and efficacy results in the Phase 3 clinical trial; Evoke will require substantial additional funding to potentially commercialize EVK-001 as well as to finance additional development requirements, and may be unable to raise capital when needed, including to fund ongoing operations; the potential for adverse safety findings relating to EVK-001 to delay or prevent regulatory approval or commercialization; Evoke may spend its available cash faster than it anticipates; and Evoke may fail to comply with the affirmative and negative covenants under the credit facility. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: March 1, 2016	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Loan and Security Agreement dated February 29, 2016